UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 11, 2018
Date of Report (Date of earliest event reported)

Ecology and Environment Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 245 under the Securities Act (17 CFT 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFT 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers.

Interim Executive Chairman:

As previously reported on a Current Report on Form 8-K dated September 19, 2018, on September 18, 2018 the Board of Directors of Ecology and Environment Inc. (the “Company”) appointed Marshall A. Heinberg, the Chairman of the Board of Directors, as Interim Executive Chairman.  The office of Interim Executive Chairman is a provisional office that presides over the principal officers of the Company responsible for the performance of the Company’s global business in accordance with the Board of Directors Strategic Initiatives.

On October 11, 2018 the Company entered into a compensation arrangement with Mr. Heinberg that provided for annual compensation in his role as Interim Executive Chairman and as a Director of the Company.  His compensation for the twelve months beginning September 18, 2018 is a total of $265,000, which is composed of the following elements: (a) an annual salary of $200,000 composed of cash remuneration of $120,000 and $80,000 in the form of a Stock Award issued in connection with the Company’s 2016 Stock Award Plan; and (b) a cash bonus of $65,000.  The Stock Award is issued pursuant to a Restricted Stock Agreement in which shares accrue on a month-to-month basis based upon the closing price of the Company’s Class A Common Stock as of each award accrual date divided into the sum of $6,667.

President of US Operations:

On October 11, 2018 the Company entered into a compensation arrangement with Todd Musterait, who on September 18, 2018 was appointed by the Board of Directors as the Company’s President of US Operations. Mr. Musterait’s annual compensation increased from $190,000 to $225,000, effective as of September 18, 2018; all other terms and conditions of his employment remained the same.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECOLOGY AND ENVIRONMENT INC.

By	/s/ Peter F. Sorci

Peter F. Sorci
Acting Chief Financial Officer

Dated:  November 2, 2018